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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) May 18, 2000
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                             PictureTel Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         1-9434                                          04-2835972
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(Commission File Number)                      (IRS Employer Identification No.)


   100 Minuteman Road, Andover, MA                         01810
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(Address of Principal Executive Offices)                (Zip Code)


                                 (978) 292-5000
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS


On May 17, 2000, the Company amended its existing credit facility as follows:

1) A retroactive waiver was secured for the Company's minimum cash requirement default and its first quarter 2000 net income covenant default.

2) Financial covenants for the second quarter of 2000 and future quarters were modified to include certain net working capital, accounts receivable, cash collateral and cash collection levels as well as amended net income (loss) thresholds.

3) An $8,500,000 term loan was secured. It is the Company's intention to secure additional financing during the second quarter of 2000 that will replace this term loan.

The parties to the amended credit facility are: Congress Financial Corporation - (New England), Agent and Lender, and Ableco Finance LLC, Lender.

     Copies of the principal agreements will be filed with the SEC when they are available.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PictureTel Corporation
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                                                  (Registrant)


Date      May 23, 2000                  By /s/ Arthur L. Fatum
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                                                   (Signature)

                                           Vice President, Chief Financial
                                           Officer, Treasurer, (Principal
                                           Financial Officer & Principal
                                           Accounting Officer)